Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 9, 2006, relating to the financial statements of Winwell Resources, Inc. for the years ended June 30, 2005, 2004 and 2003, appearing in this Form S-4 of Petrohawk Energy Corporation.

UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP

Houston, Texas

May 15, 2006